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                                                                 Exhibit 10.31





                           STOCK PURCHASE AGREEMENT




                                BY AND BETWEEN




                            SEDMET EXPLORATION, INC.




                                      AND




                      INTERNATIONAL NET BROADCASTING, INC.






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                            STOCK PURCHASE AGREEMENT

     STOCK PURCHASE AGREEMENT (this "Agreement") is dated as of January 15, 1999, by and between Sedmet Exploration, Inc., a Nevada corporation ("Sedmet"), and International Net Broadcasting, a California limited liability company, (as used herein "Broadcasting" includes, as context dictates, International Broadcasting, Inc. and/or its stockholders).

     WHEREAS, Sedmet desires to purchase all the shares of capital stock of Broadcasting ("Broadcasting Common Stock"), and Broadcasting desires to sell all the Broadcasting Common Stock to Sedmet, subject to the terms and conditions hereinafter set forth;

     NOW THEREFORE, in consideration of the premises and the covenants set forth herein, the parties hereto (the "Parties" and, individually, a "Party") hereby agree as follows:

                                   ARTICLE 1

                          PURCHASE AND SALE OF STOCK

1.1 PURCHASE AND SALE. Subject to the terms and conditions of this Agreement, Sedmet will purchase at the Closing (as hereinafter defined), and Broadcasting will sell to Sedmet at the Closing, all the Broadcasting Common Stock;

1.2 PURCHASE PRICE. In consideration for the Broadcasting Common Stock and in full payment therefor, Sedmet will pay to Broadcasting at the Closing the following amount (the "Purchase Price"); delivery of certificate(s) for 2,600,000 shares of Sedmet common stock, $.001 par value per share ("Sedmet Shares of Common Stock").

1.3 EXEMPTION FROM REGISTRATION. The Sedmet Shares to be issued to Broadcasting will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act").

1.4 DIRECTOR AND OFFICER OF SEDMET. The officer and director of Sedmet is as follows:

      Akbar Alikban             President, Secretary/Treasurer and a Director

                                   ARTICLE 2

                                    CLOSING

2.01 CLOSING. The transactions contemplated by this Agreement shall be completed on the first business day on which the last of the conditions contained in Article 6 hereof is fulfilled or waived (the "Time of Closing"), with the expectation that the Closing shall occur on or before January 22, 1999 at 1:00 P.M., Western Time. The Closing shall take place at the offices of Sedmet, Unit 597, 1027 Davies Street, Vancouver, British Columbia V6E 4L2. The "Closing" shall mean the deliveries to be made by the Parties hereto at the Time of Closing in accordance with this Agreement.

2.02 DELIVERIES BY BROADCASTING. At the Closing, Broadcasting shall deliver to Sedmet certificates, all duly and properly executed, representing all the issued and outstanding shares of Broadcasting Common Stock, with stock powers attached which validly evidence the transfer of the certificates.

2.03 DELIVERIES BY SEDMET. At the Closing, Sedmet shall deliver or cause to be delivered to Broadcasting all duly and properly executed, certificates or certificates representing the Sedmet shares issuable to the stockholders of Broadcasting, as provided in Section 1.2 of this Agreement in the names and denominations as shall be provided at the Closing by Broadcasting.

2.04 FURTHER ASSURANCES. At or after the Time of Closing, each Party shall prepare, execute, and deliver, at the preparer's expense, such further instruments of conveyance, sale, assignment, or transfer, and shall take or cause to be taken such other or further action, as any Party shall reasonably request of

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     any other Party at any time or from time to time in order to consummate, in any other manner, the terms and provisions of this Agreement.

                                    ARTICLE 3
                REPRESENTATIONS AND WARRANTIES OF BROADCASTING

       In this Agreement, any reference to any event, change, condition or effect being "material" with respect to any entity or group of entities means any material event, change, condition or effect related to the financial condition, properties, assets (including intangible assets), liabilities, business, operations or results of operations of such entity or group of entities. In this Agreement, any reference to a "Material Adverse Effect" with respect to any entity or group of entities means any event, change or effect that is materially adverse to the financial condition, properties, assets, liabilities, business, operations or results of operations of such entity.

       In this Agreement, any reference to a Party's "knowledge" means such Party's actual knowledge after reasonable inquiry of officers, directors and other employees of such Party reasonably believed to have knowledge of such matters.

       Broadcasting represents and warrants to Sedmet as follows:

3.01 ORGANIZATION, STANDING AND POWER. Broadcasting is a corporation duly organized, validly existing and in good standing under the laws of California. Broadcasting has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Broadcasting. Broadcasting is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Broadcasting has the corporate power to own its properties and to carry on its business as now being conducted. Broadcasting has delivered a true and correct copy of the certificate of incorporation and bylaws or other charter documents, as applicable, of Broadcasting, each as amended to date, to Sedmet. Broadcasting is not in violation of any of the provisions of its certificate of incorporation or bylaws or equivalent organizational documents. Broadcasting is the owner of all outstanding shares of Broadcasting Common Stock (there being no other classes of capital stock outstanding) and all such shares are duly authorized, validly issued, fully paid and nonassumable. Broadcasting does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

3.02 AUTHORITY. Broadcasting has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Broadcasting. This Agreement has been duly executed and delivered by Broadcasting and constitutes the valid and binding obligation of Broadcasting enforceable against Broadcasting in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and is subject to general principles of equity. The execution and delivery of this Agreement by Broadcasting does not, and the consummation of the transaction contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, or acceleration of any material obligation or loss of any material benefit under (i) any provision of the certificate of incorporation or bylaws of Broadcasting, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgement, order, decree, statute, law, ordinance, rule or regulation applicable to Broadcasting or any of its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Broadcasting or


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       Broadcasting in connection with the execution and delivery of this
       Agreement or the consummation of the transactions contemplated hereby, except for (i) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any foreign country, and (ii) such other consents, authorizations, filings, approvals and resignations which, if not obtained or made, would not have a Material Adverse Effect on Broadcasting and/or and would not prevent, or materially alter or delay any of the transactions contemplated by this Agreement.

3.03 FINANCIAL STATEMENTS. Broadcasting will deliver to Sedmet its financial statements for each of the fiscal years ended December 31, 1997 and 1998, respectively (the "Financial Statements"). The Financial Statements will be complete and correct in all material respect and will be prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other. The Financial Statements will accurately set out and describe in all material respects the financial condition and operating results of Broadcasting as of the dates, and for the periods, indicated therein, subject to normal year-end adjustments. Broadcasting maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

3.04 ABSENCE OF CERTAIN CHANGES. Since December 31, 1998, (the "Broadcasting Financial Statement Date") except as otherwise disclosed, Broadcasting has conducted its business in the ordinary course consistent with past practice and there has not occurred:
       (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect to Broadcasting; (ii) any acquisition, sale or transfer of any material asset of Broadcasting other than in the ordinary course of business and consistent with past practice; (iii) any material change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Broadcasting; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Broadcasting, or any direct or indirect redemption, purchase or other acquisition by Broadcasting of any of an shares of Broadcasting Capital Stock; (v) any material contract entered into by Broadcasting, other than in the ordinary course of business and as provided to Sedmet, or any material amendment or termination of, or default under, any material contract to which Broadcasting is a part or by which it is bound; (vi) any material amendment or change to the certificate of incorporation or bylaws of Broadcasting; (vii) any increase in or modification of the compensation or benefits payable or to become payable by Broadcasting to any of its directors or employees other than in the ordinary course of business and consistent with past practice or (viii) any negotiation or agreement by Broadcasting or Broadcasting to do any of the things described in the preceding clauses (i) through (vii) (other than negotiations with Sedmet and its representatives regarding the transactions contemplated by this Agreement).

3.05 ABSENCE OF UNDISCLOSED LIABILITIES. Broadcasting has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Broadcasting Financial Statements; (ii) those incurred in the ordinary course of business and not required to be set forth in the Broadcasting Financial Statements under generally accepted accounting principles; (iii) those incurred in the ordinary course of business since the Broadcasting Financial Statements and consistent with past practice; and (iv) those incurred in connection with the execution of this Agreement.

3.06 LITIGATION. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Broadcasting, threatened against Broadcasting or any of its properties or any of their respective officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Broadcasting except as has been previously disclosed to Sedmet. There is no judgment, decree or order against Broadcasting, or, to the knowledge of Broadcasting, any of its directors or officers (in their capacities as such), that could

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       prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Broadcasting.

3.07 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement, judgement, injunction, order or decree binding upon Broadcasting which has or could reasonably be expected to have the effect of prohibiting or materially impairing any current or future business practice of Broadcasting, any acquisition of property by Broadcasting or the conduct of business by Broadcasting as currently conducted or as proposed to be conducted by Broadcasting.

3.08 GOVERNMENTAL AUTHORIZATION. Broadcasting has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which Broadcasting currently operates or holds any interest in any of its properties or (ii) that is required for the operation of Broadcasting (i) and (ii) herein collectively called "Broadcasting Authorizations"), and all of such Broadcasting Authorizations are in full force and effect, except where the failure to obtain or have any such Broadcasting Authorizations could not reasonably be expected to have a Material Adverse Effect on Broadcasting.

3.09 TITLE TO PROPERTY. Broadcasting has good and marketable title to all of its respective properties, interests in properties and assets, real and personal, reflected in the Broadcasting Financial Statements or acquired after the Broadcasting Financial Statements. The property and equipment of Broadcasting that are used in the operations of its businesses are in all material respects in good operating condition and repair, ordinary wear and tear excepted.

3.10   INTELLECTUAL PROPERTY.

       (a) Broadcasting owns or is licensed or otherwise possesses legally enforceable rights to use all trademarks, trade names,, service marks, copyrights, and any applications therefor, and tangible or intangible proprietary information or material ("Intellectual Property") that are used in the business of Broadcasting as currently conducted by Broadcasting, except to the extent that the failure to have such rights has not had and would not reasonably be expected to have a Material Adverse Effect on Broadcasting.

       (b) Broadcasting has not been sued in any suit, action or proceeding which involves a claim of not brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or agreement involving Intellectual Property against any third part. The conduct of its business does not infringe any trademark, service mark, copyright, trade secret or other proprietary right of any third part, where such infringement would have a Material Adverse Effect on Broadcasting.

3.11 INTERESTED PARTY TRANSACTIONS. Broadcasting is not indebted to any director, officer, employee or agent of Broadcasting (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to Broadcasting.

3.12 INSURANCE. Broadcasting has policies of insurance and bonds of the type and in amounts customarily carried by business entities similar to those of Broadcasting. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds.
       All premiums due and payable under all such policies and bonds have been paid and Broadcasting is otherwise in compliance with the terms of such policies and bonds. Broadcasting has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

3.13 COMPLIANCE WITH LAWS. To Broadcasting's best knowledge, Broadcasting has complied with, is not in violation of, and have not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not be reasonably expected to have a Material Adverse Effect on Broadcasting.


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3.14   MINUTE BOOKS. Broadcasting will prepare and make available to Sedmet contain a complete and accurate summary of all meetings of directors and shareholders or actions by written consent since the time of incorporation of Broadcasting, and reflect all transactions referred to in such minutes accurately in all material respects.

3.15 COMPLETE COPIES OF MATERIALS. Broadcasting has delivered or made available true and complete copies of each agreement not in the ordinary course of business to which Broadcasting is a party.

3.16 BROKERS' AND FINDERS' FEES. Broadcasting has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment brokers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

3.17   BOARD APPROVAL. The Board of Directors and stockholders of
       Broadcasting have unanimously approved this Agreement.

3.18 REPRESENTATIONS COMPLETE. None of the representations or warranties made by Broadcasting, or schedules, exhibits or certificates furnished by Broadcasting pursuant to this Agreement or any written statement furnished to Sedmet pursuant hereto or in connection with the transactions contemplated hereby, when all such documents are read together in their entirety, contains or will contain at the Time of Closing any untrue statement of a material fact, or omits or omit at the Time of Closing to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading, provided, however, that for purposes of this representation, any document attached hereto as a "Superseding Document" (even if not attached hereto) that provides information inconsistent with or in addition to any other written statement furnished to Sedmet in connection with the transaction contemplated hereby, shall be deemed to supersede any other document or written statement furnished to Sedmet with respect to such inconsistent or additional information.

3.19 AUTHORIZATION. All acts and conditions required by law on the part of Broadcasting to authorize the execution and delivery of this Agreement by Broadcasting and the transactions contemplated herein and the performance of all obligations of Broadcasting hereunder have been duly performed and obtained, and this Agreement constitutes a valid and legally binding obligation of the Broadcasting, enforceable in accordance with its terms, subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally, to general equitable principles and to limitations on the enforceability of indemnification provisions as applied to certain types of claims arising hereafter, if may, under the federal securities laws.

3.20 COMPLIANCE WITH OTHER INSTRUMENTS. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any violation or default of any provision of any instrument, judgment, order, writ, decree or contract to which Broadcasting is a party or by which it is bound, or require any consent under or be in conflict with or constitute, with or without the passage of time and giving of notice, either a violation or default under any such provision.

3.21 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, regional, state or local governmental authority of the United States on the part of Broadcasting is required in connection with the consummation of the transactions contemplated by this Agreement except for filings, if any, required pursuant to applicable federal and state securities laws, which filings will be made within the required statutory period.

3.22 LITIGATION. There is no action, suit, proceeding, or investigation pending or, to Broadcasting's knowledge, currently threatened against Broadcasting or Broadcasting which questions the validity


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       of this Agreement or the right of Broadcasting to enter into this
       Agreement or to consummate the transactions contemplated hereby.

3.23 TITLE TO STOCK. Stockholders of Broadcasting have good title to the capital stock to be transferred to Sedmet under this Agreement, free and clear of any lien, pledge, security, interest or other encumbrance (other than restrictions on transfer arising under applicable securities laws) and, upon delivery of the shares of capital stock at the Closing as provided for in this Agreement, and assuming Sedmet is acquiring the capital stock in good faith and without notice of any adverse claim, Sedmet will acquire good title thereto, free and clear of any lien, pledge, security interest or encumbrance (other than restrictions on transfer arising under applicable securities laws).

3.24 DISCLOSURE. Broadcasting has fully provided Sedmet and Sedmet's legal counsel with all the information in Broadcasting's possession that Sedmet has requested in determining whether to purchase the capital stock offered by Broadcasting. Neither Article 3 of this Agreement nor any schedule attached to this Agreement nor any certificate delivered pursuant hereto that, in any such case, has been or will be provided by or on behalf of Broadcasting contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made herein or therein not misleading in light of the circumstances under which they were made.

3.25 DELIVERY OF DOCUMENTS. Broadcasting has delivered or will deliver to Sedmet at or prior to the Closing all documents required to be delivered under this Agreement.

                                  ARTICLE 4

                  REPRESENTATIONS AND WARRANTIES OF SEDMET

       Sedmet hereby represents and warrants to Broadcasting as follows:

4.01 ORGANIZATION, STANDING AND POWER. Sedmet is a corporation duly organized, validity existing and in good standing under the laws of Nevada. Sedmet has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be as qualified and in good standing would have a Material Adverse Effect on Sedmet. Sedmet has delivered a true and correct copy of its certificate of incorporation and bylaws or other charter documents, as applicable, each as amended to date, to Broadcasting. Sedmet is not in violation of any of the provisions of its certificate of incorporation or bylaws or equivalent organizational documents. Sedmet does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.


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4.02   AUTHORITY. Sedmet has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Sedmet. This Agreement has been duly executed and delivered by Sedmet and constitutes the valid and binding obligations of Sedmet. The execution and delivery of this Agreement do not, and the consummation of the transaction contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any material obligation or loss of a material benefit under (i) any provision of the certificate of incorporation or bylaws of Sedmet, as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Sedmet or its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Sedmet in connection with the execution and delivery of this Agreement by Sedmet or the consummation by Sedmet of the transactions contemplated hereby.

4.03 CURRENT STATUS OF SEDMET. Sedmet Common Stock currently trade on the NASD Electronic Bulletin Board. It does not file periodic reports with the United States Securities and Exchange Commission.

4.04 AUTHORIZATION. All acts and conditions required by law on the part of the Sedmet to authorize the execution and delivery of this agreement by Sedmet and the transactions contemplated herein and the performance of all obligations of Sedmet hereunder have been duly performed and obtained, and this Agreement constitutes a valid and legally binding obligation of the Broadcasting, enforceable in accordance with its terms, subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors rights generally, to general equitable principles and to limitations on the enforceability of indemnification provisions as applied to certain types of claims arising hereafter, if any, under the federal securities laws.

4.05 COMPLIANCE WITH OTHER INSTRUMENTS. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any violation or default of any provision of any instrument, judgment, order, writ, decree or contract to which Sedmet is a party or by which it is bound, or require any consent under or be in conflict with or constitute, with or without the passage of time and giving of notice, either a violation or default under any such provision.

4.06 TITLE TO STOCK. Sedmet has good title to the capital stock to be transferred pursuant to this Agreement, free and clear of any lien, pledge, security interest or other encumbrance (other than restriction on transfer arising under applicable securities laws) and, upon delivery of the shares of capital stock at the Closing as provided for in this Agreement, Broadcasting will acquire good title thereto, free and clear of any lien, pledge, security interest or encumbrance (other than restrictions on transfer arising under applicable securities laws).

                                   ARTICLE 3

                          COVENANTS OF BROADCASTING

       CONDUCT OF BUSINESS OF BROADCASTING. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Time of Closing, except as expressly contemplated by this Agreement, Broadcasting and Broadcasting shall not do, cause or permit any of the following, or allow, cause or permit Broadcasting's subsidiary, Broadcasting, to do, cause or permit any of the following, without the prior written consent of Sedmet:

       (a) MATERIAL CONTRACTS. Enter into any material contract or commitment or violate, amend or otherwise modify or waive any of the terms of any of its material contracts, other than in the ordinary course of business consistent with past practice.


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       (b)     ISSUANCE OF SECURITIES. Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

       (c) INTELLECTUAL PROPERTY. Transfer to any person or entity any rights to its intellectual Property other than in the ordinary course of business consistent with past practice;

       (d) EXCLUSIVE RIGHTS. Enter into or amend any material agreements pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or accept with respect to any of Broadcasting's services;

       (e) DISPOSITIONS. Sell, lease, license or otherwise dispose of or encumber any of its properties or assets which are material, individually or in subsidiaries' business, taken as a whole, except in the ordinary course of business consistent with past practices;

       (f) INDEBTEDNESS. Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

       (g) LEASES. Enter into any operating lease in excess of $10,000 per annum;

       (h) PAYMENT OF OBLIGATIONS. Pay, discharge or satisfy in an amount in excess of $10,000 in any one case of $100,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary source of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Broadcasting Financial Statements;

       (i) CAPITAL EXPENDITURES. Make any capital expenditures, capital additions or capital improvements except in the ordinary course of business and consistent with past practices;

       (j) INSURANCE. Materially reduce the amount of any material insurance coverage provided by existing insurance policies;

       (k) TERMINATION OF WAIVER. Terminate or waive any rights of substantial value, other than in the ordinary course of business;

       (l) EMPLOYEE BENEFIT PLANS; NEW HIRES; PAY INCREASES. Adopt or amend any employee benefit or stock purchase or option plan, or hire any new officer level employee, or increase the salaries or wage rates of its employees except in the ordinary course of business in accordance with its standard past practice;

       (m)     SEVERANCE ARRANGEMENTS. Grant any severance or termination pay
               (i) to any director or officer or (ii) to any other employee except (A) payments made pursuant to written agreements outstanding on the date hereof or (B) grants which are made in the ordinary course of business in accordance with its standard past practice;

       (n) LAWSUITS. Commence a lawsuit other than (i) for the routine collection of bills, (ii) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with Sedmet prior to the filing of such a suit, or (iii) for a breach of this Agreement;

       (o) ACQUISITIONS. Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its and its parent's subsidiaries' business, taken as a whole;

       (p) TAXES. Other than in the ordinary course of business, make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any


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               material Tax Return or any amendment to a material Tax Return, enter into any closing agreement, settle any material claims or assessment in respect of Taxes, or consent to any extension of waiver of the limitations period applicable to any material claim or assessment in respect of Taxes;

       (q) NOTICES. Broadcasting shall give all notices and other information required to be given to the employees of Broadcasting any collective bargaining unit representing any group of employees of Broadcasting, the National Labor Relations Act, the Internal Revenue Code, the Consolidated Omnibus Budget Reconciliation Act, and other applicable law in connection with the transactions provided for in the Agreement;

       (r) REVALUATION. Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; or

       (s) OTHER. Take or agree in writing or otherwise to take, any action which would cause a material breach of its representations or warranties contained in this agreement or prevent it from materially performing or cause it not to materially perform its covenants hereunder.

                                   ARTICLE 6

              CONDITIONS TO OBLIGATIONS OF SEDMET AND BROADCASTING

       The obligations of Sedmet on the one hand, and Broadcasting, on the other hand, to the following conditions on or prior to the Closing:

6.01 CONSENTS AND APPROVALS. The Parties hereto shall have obtained all consents and approvals of third parties and Governmental Authorities, if any, required to consummate the transactions contemplated by this Agreement.

6.02 REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations and warranties made herein by Sedmet and Broadcasting, shall be true, accurate and correct in all respects as of the date made and as of the Closing. Sedmet and Broadcasting shall have performed all obligations and agreements undertaken by each of them herein to be performed at or prior to the Closing.

6.03 CERTIFICATE. Sedmet shall have received from Broadcasting, and Broadcasting shall have received from Sedmet, a certificate, dated as of the Closing and executed by the President and Secretary of Sedmet or Broadcasting, as the case may be, to the effect that the conditions set forth in Section 6.1 and 6.2 respectively, shall have been satisfied.

6.04 NO MATERIAL ADVERSE CHANGES. There shall not have occurred any material adverse change in the financial condition, properties, assets (including intangible assets), liabilities, operations or results of operations of Sedmet, Broadcasting, Broadcasting, if any, taken as a whole.

6.05 NO ACTIONS. Consummation of the transactions contemplated by this Agreement shall not violate any order, decree or judgment of any court or governmental body having jurisdiction.


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

6.06 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transaction contemplated hereby and all documents and instruments incident to such transactions shall be in form and substance reasonably satisfactory to counsel for each of the Parties hereto, and each such Party (or its counsel) shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

6.07 ACCURACY OF DOCUMENTS AND INFORMATION. The copies of all material instruments, agreements, other documents and written information delivered to any Party by any other Party or its representatives shall be complete and correct in all material respects as of the Closing.

                                   ARTICLE 7

                               INDEMNIFICATION

7.01 INDEMNIFICATION. Broadcasting will indemnify and hold harmless Sedmet and its respective officers, directors, agents and employees, and each person, if any, who controls or may control Sedmet within the meaning of the Securities Act from and against any and all losses, costs, damages, liabilities and expenses arising from claims, demands, actions, causes of action, including, without limitation, reasonable legal fees, net of any recoveries under existing insurance policies, tax benefits received by Sedmet or its affiliates as a result of such damages, indemnities from third parties or in the case of third party claims, by any amount actually recovered by Sedmet or its affiliates pursuant to counterclaims made by any of them directly relating to the facts giving rise to such third party claims (collectively, "Damages") arising out of any misrepresentation or breach of or default in connection with any of the representation, warranties, covenants, and agreements given or made by Broadcasting in this Agreement, or any exhibit or schedule to this Agreement. Sedmet and its affiliates shall act in good faith and in a commercially reasonable manner to estimate any Damages they may suffer.

                                   ARTICLE 8

                                  TERMINATION

8.01 TERMINATION BY MUTUAL CONSENT. At any time prior to the Closing, this Agreement may be terminated by written consent of Sedmet and Broadcasting.

8.02 TERMINATION BY SEDMET. Sedmet may terminate this Agreement at any time prior to the Closing by delivery of written notice to Broadcasting if
       (1) Broadcasting has breached or violated any covenant or agreement contained in this Agreement in any material respect and, if such breach or violation is curable, has failed to cure such violation within ten (10) days of receiving written notice thereof; (2)any representation or warranty made by Broadcasting relating to Broadcasting or otherwise is false or inaccurate in any material respect or there is any material misrepresentation or omission by Broadcasting; or (3) the Closing has not occurred by January 22, 1999.

8.03 EFFECT OF TERMINATION. In the event of termination as provided above, all Parties hereto shall bear their own costs associated with this Agreement and all transactions mentioned herein and there shall be no obligation on the part of any Party's officers, director or shareholder; provided, however, that (a) Sections 9.5 and 9.9 shall survive such termination and continue in full force and effect and (b) nothing herein will relieve any Party from liability for any breach of this Agreement prior to such termination.


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


                                   ARTICLE 9

                                 MISCELLANEOUS

9.01 NOTICES. Any notice given hereunder shall be in writing and shall be deemed effective upon the earlier of personal delivery (including personal delivery by facsimile) or the third day after mailing by certified or registered mail, postage prepaid, as follows:

       (a)       If to Sedmet:
                 Sedmet Exploration, Inc.
                 Unit 597
                 1027 Device Street,
                 Vancouver, British Columbia V6E 4LZ
                 Canada

       (b)       If to Broadcasting:
                 4052 Del Rey Avenue
                 Suite 108
                 Marina Del Rey, California 90292

       or to such other address as any Party may have furnished in writing to the other Party in the manner provided above.

9.02 ENTIRE AGREEMENT; MODIFICATIONS; WAIVER. This Agreement and the documents and instruments and other agreements specifically referred to herein constitutes the final, exclusive and complete understanding of the Parties with respect to the subject matter hereof and supersedes any and all prior agreements, understandings and discussions with respect thereto. No variation or modification of this Agreement and no waiver of any provision or condition hereof, or granting of any consent contemplated hereby, shall be valid unless in writing and signed by the Party against whom enforcement of any such variation, modification, waiver or consent is sought. The rights and remedies available to each Party pursuant to this Agreement and all exhibits hereunder shall be cumulative.

9.03 CAPTIONS. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

9.04 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which whom so executed shall constitute an original copy hereof, but all of which together shall constitute one agreement.

9.05 PUBLICITY. Except for disclosure (if any) required by any law to which any Party is subject, the timing and content of any announcements, press releases and public statements to be made prior to the Closing concerning the transactions contemplated hereby shall be determined solely by Sedmet in consultation with Broadcasting.

9.06 SUCCESSORS AND ASSIGNS. No Party may, without the prior express written consent of such other Party, assign this Agreement in whole or in part. This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the Parties hereto.

9.07 GOVERNING LAWS. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada as applied to contracts to be performed entirely within the State of Nevada.

9.08 FURTHER ASSURANCES. At the request of any of the Parties, and without further consideration, the other Parties agree to execute such documents and instruments and to do such further acts as may be necessary or desirable to effectuate the transactions contemplated hereby, required by law, statute, rule or regulation, all confidential information.

9.09 CONFIDENTIALITY AND NONDISCLOSURE AGREEMENTS. Except as which shall have been furnished or disclosed by one Party to the other pursuant to this Agreement, including without limitation, business, financial and customer development plans, forecasts, strategies and information, shall be held in confidence pursuant hereto and shall not be disclosed to any person other than their respective employees, directors, legal counsel, accountants or financial advisors, with a need to have access to such information, and shall not make any use whatsoever of such information except to evaluate such information internally. The confidentiality provisions set forth herein shall survive until two years from the date hereof, unless the Party desiring to disclose the information can document that (i) such information is (through no improper action or inaction by such Party or any affiliate, agent, consultant or employee) generally available to the public, or
       (ii) was in its possession or known by it prior to receipt from the other Party, or (iii) was rightfully disclosed to it by a third party, or (iv) was independently developed by employees of such Party who have had no access to such information.

9.10 TRANSFER OF BROADCASTING BOOKS AND ASSETS. Broadcasting agrees, upon the request of Sedmet to do, execute, acknowledge and deliver or to cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, power of attorney and assurances as may be required for the better assigning, transferring, conveying and confirming to Sedmet, or to its successors and assigns, or for the aiding, assisting, collecting and reducing to possession of any or all of the books and records of Broadcasting.

9.11 SEVERABILITY. The invalidity or unenforceability of any one or more phrases, sentences, clauses or provisions of this Agreement shall not affect the validity or enforceability of the remaining portions of this Agreement or any part thereof.

        IN WITNESS WHEREOF, each Party has executed this Agreement as of the date first above written.


                                 SEDMET EXPLORATION, INC.


                                 By: /s/ Akbar Alikban
                                     -----------------------------
                                     Akbar Alikban
                                     Its President


                                 INTERNATIONAL NET BROADCASTING, INC.


                                 By: /s/ Stephen Brown
                                     ------------------------------
                                     Stephen Brown
                                     Its Chairman of the Board
                                     And Attorney-in-fact for its Stockholders




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